UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2014

Viggle Inc.
(Exact name of Registrant as specified in its charter)

Delaware	01-13803	33-0637631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

902 Broadway, 11th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip code)

(212) 231-0092
(Registrant’s telephone number including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 7, 2014, a special committee of the board of directors of Viggle Inc. (the “Company”) approved, and on January 8, 2014, upon the recommendation of the special committee, the board of directors approved, a recapitalization of the Company pursuant to which Sillerman Investment Company LLC, an affiliate of Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, and the other holders of the Company’s Series A Convertible Redeemable Preferred Stock (“Series A Preferred Stock”) and Series B Convertible Preferred Stock (“Series B Preferred Stock”) will exchange their shares of Series A Preferred Stock and Series B Preferred Stock for shares of the Company’s common stock, par value $.001 per share (“Common Stock”).  As of the date hereof, there are 34,275 shares of Series A Preferred Stock outstanding, each of which has a stated value of $1,000 and accrues dividends at 7% per annum.  Each share of Series A Preferred Stock will be exchanged for a number of shares of Common Stock equal to the stated value of the share, plus all accrued and unpaid dividends thereon, multiplied by 16.  For example, if a share of Series A Preferred Stock has $20 in accrued and unpaid dividends, then the stated value of such share plus accrued and unpaid dividends on the share would equal $1,020, and the share would be exchanged for 16,320 shares of Common Stock, which amount will be further combined into 204 shares after giving effect to the Company’s 1-for-80 reverse stock split that was effective as of March 19, 2014.  In addition, as of the date hereof, there are 21,804.2 shares of Series B Preferred Stock outstanding with a stated value of $1,000 per share.  Each share of Series B Preferred Stock will be exchanged for one share of Common Stock, which will then be further combined into 0.0125 shares after giving effect to the Company’s 1-for-80 reverse stock split.  Based on the amount of accrued dividends as of March 24, 2014, the shares of Series A Preferred Stock and Series B Preferred Stock would be exchanged for a total of 7,103,298 shares of Common Stock, after giving effect to the Company’s 1-for-80 reverse stock split.

On March 18, 2014, the Company entered into Exchange Agreements with each of the holders of Series A Preferred Stock and Series B Preferred Stock, pursuant to which each of the holders agreed to exchange their shares of Series A Preferred Stock and Series B Preferred Stock on the terms described above (the “Exchange”).  Consummation of the Exchange is contingent upon the completion of the closing of a public offering of equity securities pursuant to an effective S-1 registration statement under which the Company raises at least $20,000,000 in net cash proceeds.

In considering the terms of the Exchange, the special committee of the Company’s board of directors was advised by independent legal counsel and financial advisors.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.  The Common Stock issued in connection with the Exchange was issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

 (d)           Exhibits.

10.1	Form of Exchange Agreement with Holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viggle Inc.

Date: March 24, 2014	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Exchange Agreement with Holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.